Exhibit 1.01

LA-Z-BOY INCORPORATED

CONFLICT MINERALS REPORT

FOR THE YEAR ENDED DECEMBER 31, 2016

This Conflict Minerals Report (“Report”), of La-Z-Boy Incorporated (“La-Z-Boy,” “we,” “us” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD under the Securities Exchange Act of 1934, as amended (“Rule”) for the reporting period January 1, 2016 to December 31, 2016.  The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to “conflict minerals” as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”).  Conflict minerals are defined by the SEC as columbite-tantalite (coltan), cassiterite, gold, wolframite, including their derivatives, which are limited to tantalum, tin, and tungsten (“3TG”).

The Rule imposes certain reporting obligations on SEC registrants whose products contain conflict minerals that are necessary to the functionality or production of their products excepting conflict minerals that, prior to January 31, 2013, were located “outside of the supply chain” (as defined in the Rule).  For products which contain necessary conflict minerals, the registrant must conduct in good faith a reasonable country of origin inquiry designed to determine whether any of the conflict minerals originated in the Democratic Republic of the Congo (“DRC”) or “adjoining country” (as defined in Section 1502 of the Dodd-Frank Act), collectively defined as the “Covered Countries.”  If, based on such inquiry, the registrant knows or has reason to believe that any of the necessary conflict minerals contained in its products originated or may have originated in a Covered Country and knows or has reason to believe that those necessary conflict minerals may not be solely from recycled or scrap sources, the registrant must conduct due diligence as a method to conclude if the necessary conflict minerals contained in those products did or did not directly or indirectly finance or benefit armed groups in the Covered Countries. These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.

1.0          Company Overview and Products

The information provided in this Report includes the activities of all majority-owned subsidiaries that are required to be consolidated in La-Z-Boy’s financial results.  It does not include the activities of any entities that are not required to be consolidated in La-Z-Boy’s financial results, except to the extent that those entities supply products to La-Z-Boy which may contain any of the conflict minerals.

La-Z-Boy manufactures, markets, imports, exports, distributes and retails upholstery furniture products, accessories and casegoods (wood) furniture products including recliners and motion furniture, sofas, loveseats, chairs, sectionals, modulars, ottomans and sleeper sofas, bedroom sets, dining room sets, entertainment centers, and occasional pieces.  This Report relates to products: (i) for which conflict minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by La-Z-Boy; and (iii) for which the manufacture was completed during calendar year 2016.  These products are referred to in this Report collectively as “Covered Products.”

2.0          Due Diligence

2.1          Design of Due Diligence Framework

We established a cross-functional team to address the challenge of conflict minerals in the supply chain and the design of our due diligence framework.  This team is composed of representatives from Legal, Environmental Affairs, Supply Chain/Purchasing, Product Development, Materials Management, Finance, and Marketing.  The Supply Chain/Purchasing organization has the primary responsibility for working with suppliers to obtain information on components that may contain 3TGs.  The Director of Environmental Affairs has responsibility for tracking and documenting our progress and generating any required reporting.

We designed our due diligence framework to conform in all material respects to the Organisation for Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition. Our due diligence process included adopting a Conflict Minerals Policy (which we have posted to our website at www.la-z-boy.com), establishing management structures with cross functional team members and senior executives, determining the necessary scope of investigation and response, communicating with suppliers, and establishing recordkeeping and escalation procedures.  Senior management is briefed about the results of our due diligence efforts on a regular basis, and we periodically report to the Audit Committee of our Board of Directors with respect to our due diligence process and compliance obligations.

Beginning in late 2012, we developed a corporate management system and communication process with our suppliers to investigate and evaluate the use of conflict minerals.  We provided our suppliers guidance on supply chain due diligence and sourcing from conflict-affected and high-risk areas.  We required our suppliers to complete and submit to us the Electronic Industry Citizenship Coalition/Global e-Sustainability Initiative (“EICC-GeSI”) conflict minerals reporting template (“Template”) established by the Conflict-Free Sourcing Initiative (“CFSI”).  The Template includes questions regarding a company’s conflict-free policy, its engagement with its direct suppliers, a listing of the smelters the company and its suppliers use, the origin of 3TGs included in the supplier’s products, and the supplier’s due diligence.  For calendar year 2016, we requested Templates of new suppliers and updated Templates from suppliers who previously indicated that their products contained 3TGs.

2.2          Due Diligence Measures and Results

2.2.1       Inherent Limitations on Due Diligence Measures

As a downstream purchaser of conflict minerals, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals.  Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals.  Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.

Another complicating factor is the unavailability of country of origin and chain of custody information from our suppliers on a continuous, real-time basis.  Under the Dodd-Frank Act and the Rule, a product is “DRC conflict free” if it meets the required standard every day of the reporting year; conversely, a product would “not be found to be DRC conflict free” if it does not meet the required standard even one day of the reporting year.  The supply chain of commodities such as conflict minerals is a multi-step process operating more or less on a daily basis, with ore being delivered to smelters and refiners, with smelters and refiners smelting or refining ores into metal containing derivatives such as ingots, with the derivatives being shipped, sold and stored in numerous market locations around the world and with distributors and purchasers holding varying amounts of the derivatives in inventory for use.  Since we do not have direct contractual relationships with each participant in the supply chain, we rely on our direct suppliers to gather and provide specific information about the date when the ore is smelted into a derivative and later shipped, stored, sold and first entered the stream of commerce.  We directly seek sourcing data on a periodic basis from our direct suppliers.  We ask that the data cover the entire reporting year, and we seek to use contract provisions requiring the suppliers to promptly update us in the event that the sourcing data changes.

2.2.2       Supply Chain Survey Responses

For 2013, we requested suppliers of components or finished goods in our global production supply chain to report to us on their use of 3TGs.  During 2014 through 2016, we requested Templates from new suppliers and updated Templates from suppliers who previously indicated their products contained 3TGs.  By accumulating our suppliers’ responses in a database, we were able to assess the risk related to conflict minerals in our supply chain and follow up with suppliers for further information as necessary.  We continually performed assessments of the information our suppliers provided and sought additional information and clarification as needed.

We have relied on our suppliers’ responses for information on the source of conflict minerals contained in the goods they supply us.  Our suppliers have similarly relied on information provided by their suppliers.  Tracing materials back to their mine of origin is a complex process.  By adopting methodology outlined by the CFSI and requiring that our suppliers meet OECD guidelines and report to us using the Template, we have made a reasonable determination of the mines, smelters, and refiners of the conflict minerals in our supply chain.

We gathered information from 210 suppliers (representing more than 80% of our direct suppliers) for calendar year 2013 reporting.  For 2016, we gathered information from all new suppliers and updated information from all existing suppliers who previously indicated that their products contained 3TGs.  3TGs are contained in a small number of components of our upholstered furniture and two products that we purchased as finished goods.  Twelve of our direct suppliers advised us that their products contained 3TGs. Eight of these suppliers indicated that the 3TGs connected to Covered Products are not from Covered Countries.

The four remaining suppliers reported that their products, specifically electrical components and fasteners used in our upholstery products (“Subject Products”), contained 3TGs but the suppliers were unable to determine at this time all of the facilities used to produce the conflict minerals for this product. Consequently, we cannot determine whether 3TGs in the Subject Products are from Conflict Countries, and, therefore, classify the Subject Products as “DRC Conflict Undeterminable.”  Our suppliers are continuing to work to determine the origin of 3TGs.

A listing of the smelters or refiners utilized by our suppliers and identified as processing facilities by the CFSI as reported to us is included as an attachment to this report.

2.3          Steps Taken to Mitigate Risks

Our assessment of the risks that necessary conflict minerals contained in our products do not benefit “armed groups” as defined in the Rule is an evolving process as more information becomes available to our suppliers and to us about the supply sources and chain of custody.  We intend to continue the following measures in the due diligence we conduct to further mitigate any risk that the conflict minerals in our products could benefit armed groups in the Covered Countries:

a.                                                 Include pertinent requirements to the standard terms and conditions in our supplier agreements including a conflict minerals flow-down clause.

b.                                                  Directly engage suppliers that provide products or components that cannot be confirmed as “DRC Conflict Free” to pursue responsible conflict-free sourcing for all products supplied to us.

c.                                                   Directly engage suppliers to implement risk mitigation plans if high-risk smelters are identified.

d.                                                 Work to get product level versus company level responses from our suppliers that provide products or components that cannot be confirmed as “DRC Conflict Free” and refine their relevant smelter list to the extent feasible to include only actual verified conflict-free smelters.

e.                                                  Engage with suppliers and direct them to training resources to attempt to improve the content of the supplier survey responses and encourage any of our suppliers whose products are “DRC Conflict Undeterminable” to establish an alternative source of 3TG that can be confirmed as “DRC Conflict Free.”

Attachment

Metal	Smelter Name	Smelter Country
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Mineraçăo Taboca S.A.	BRAZIL
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Telex Metals	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	KEMET Blue Powder	UNITED STATES

Metal	Smelter Name	Smelter Country
Tantalum	Taki Chemicals	JAPAN
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	QuantumClean	UNITED STATES
Tin	Thaisarco	THAILAND
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineraçăo Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA

Metal	Smelter Name	Smelter Country
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	White Solder Metalurgia e Mineraçăo Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	PT Karimun Mining	INDONESIA
Tin	Alpha	UNITED STATES
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Alpha	UNITED STATES
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Metal	Smelter Name	Smelter Country
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	VQB Mineral and Trading Group JSC	VIETNAM
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	EM Vinto	BOLIVIA
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Prima Timah Utama	INDONESIA
Tin	Cooperativa Metalurgica de Rondonia Ltd.	BRAZIL
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

Metal	Smelter Name	Smelter Country
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	XTC H.C.	CHINA
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Metal	Smelter Name	Smelter Country
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	AngloGold Ashanti Córrego do Sítio Mineraçăo	BRAZIL
Gold	Asahi Pretec Corporation	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asahi Refining Canada Limited	CANADA
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Mitsubishi Materials Corporation	JAPAN

Metal	Smelter Name	Smelter Country
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	PAMP SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Caridad	MEXICO
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Chugai Mining	JAPAN
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Sabin Metal Corp.	UNITED STATES
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	DODUCO GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN

Metal	Smelter Name	Smelter Country
Gold	Japan Mint	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Advanced Chemical Company	UNITED STATES
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Dowa	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA

Metal	Smelter Name	Smelter Country
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	Sudan Gold Refinery	SUDAN
Gold	T.C.A S.p.A	ITALY
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Schone Edelmetaal	NETHERLANDS
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA